FORM 8-A

Securities and Exchange Commission

Washington, D.C. 20549

For registration of certain classes of securities

pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

BUILDER ACQUISITION CORP. (Exact name of the Registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-4890003 (I.R.S. Employer Identification No.)
4902 Alameda Boulevard, NE Albuquerque, New Mexico 87113 (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this Form relates (if applicable): File No. 333-134909

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange

Common Stock, par value $.0001 per share	American Stock Exchange

Common Stock Purchase Warrants	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1. Description of The Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and warrants of Builder Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants, contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-134909), filed with the Securities and Exchange Commission on June 9, 2006, as amended on July 28, 2006, September 19, 2006 and November 24, 2006 (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation.*

3.2	By-laws.*

4.1	Specimen Unit Certificate.*

4.2	Specimen Common Stock Certificate.*

4.3	Specimen Warrant Certificate.*

4.4	Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.*

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-134909.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Builder Acquisition Corp.

By: /s/ Michael D. Sivage

      Michael D. Sivage

      Chairman and Chief Executive Officer

Date: December 7, 2006